UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 14, 2013

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, the Board of Directors (the “Board”) of PRGX Global, Inc. (the “Company”) elected Joseph E. Whitters as a Class I director and Mylle H. Mangum as a Class II director of the Company, each to serve until the Company’s next annual meeting of shareholders to be held later in 2013. In connection with their election to the Board, Mr. Whitters will join the Audit Committee and the Compensation Committee, while Ms. Mangum will join the Nominating and Corporate Governance Committee. The Board has determined that both Mr. Whitters and Ms. Mangum meet all applicable independence standards, including the Nasdaq independence requirements. In addition, Ronald E. Stewart, who was previously elected to the Board effective November 12, 2012, has been appointed to the Board’s Nominating and Corporate Governance Committee and the Compensation Committee.

Mr. Whitters is a CPA and brings to the Board over 30 years of financial and other business experience, much of it in the healthcare industry. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, including a majority of the time as its Chief Financial Officer. He also previously served as the Controller for United Healthcare Corp. from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and began his career in public accounting with Peat Marwick (now KPMG).

Mr. Whitters currently serves as a director of InfuSystem Holdings, Inc., a publicly traded provider of infusion pumps and related services, and previously served on the board of several other public companies, including Omnicell, Inc., Mentor Corp., Solexa, Inc. and Luminent Mortgage Capital Inc. Mr. Whitters also serves as a director for a number of private companies, primarily in the healthcare industry, and has been a consultant to Frazier Healthcare, a private equity firm, since 2005.

Ms. Mangum is the Chief Executive Officer of IBT Enterprises, LLC, a company focused on design, construction and training services for the financial services and specialty retail industries, a position that she has held since 2003. Ms. Mangum brings many years of retail, marketing and strategy experience to the Board. She was formerly the Chief Executive Officer of True Marketing Services, LLC and served as the CEO of MMS Incentives, Inc. from 1999 to 2002. Ms. Mangum also previously served in management roles with Holiday Inn Worldwide, BellSouth and General Electric.

Ms. Mangum currently serves as a director for Barnes Group Inc., Haverty Furniture Companies, Inc. and Express, Inc., and has previously served on the boards of directors of several other public companies, including Emageon Inc., Scientific Atlanta Inc., Respironics Inc., Matria Healthcare, Inc. and Collective Brands, Inc.

There is no arrangement or understanding between Mr. Whitters or Ms. Mangum and any other person pursuant to which Mr. Whitters or Ms. Mangum was elected as a director of the Company. There are no related party transactions between Mr. Whitters or Ms. Mangum and the Company reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: January 16, 2013